Exhibit 23.4


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in Registration Statements File Nos.: 333-53657, 333-53765, 333-920003, 333-79151, 333-40472, 333-34768, 333-60294, 333-82230,
and 333-104230.



                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By: /s/Danny D. Simmons
                                              ------------------------
                                              Danny D. Simmons
                                              Executive Vice President


Houston, Texas
September 30, 2004